Exhibit 10.57

Working Capital Loan Agreement

Borrower: Shanghai iQIYI Culture Media Co., Ltd.

Business License No.: 91310114059347674B

Legal Representative / Person in Charge: Yu Gong ( )

Domicile: ******

Postal Code: 201800

Bank of Deposit and Account No.:

Tel: ***

Fax:

Lender: Bank of China Limited Shanghai Jing’an Branch

Legal Representative / Person in Charge: Zuyuan Weng

Domicile: 22/F, No. 1515 Nanjing Road West, Shanghai

Postal Code: 200041

Tel: 021-52986668

Fax: 021-52986036

The Borrower and the Lender, through equal negotiation, reach agreements on the Lender’s granting working capital loan to the Borrower and hereby enter into this Agreement.

Article 1 Amount of Loan

Currency: RMB.

Amount: (in word) two hundred ninety-nine million only;

(in figure) ¥299,000,000.00.

Article 2 Life of Loan

The life of the loan is thirty-six (36) months, from the date of actual drawdown. Where there is more than one drawdown, the life of loan will commence from the initial drawdown date.

The Borrower shall make drawdown strictly according to the agreed drawdown schedule. Where the date of actual drawdown is behind schedule, the Borrower still shall repay the loan on the repayment date as agreed herein.

Article 3 Purpose of Loan

Purpose: the loan will be used for payment of advertising agency fees and other daily operating expenditures.

Without written consent of the Lender, the Borrower shall not use the loan for other purposes, including but not limited to investment in fixed assets, equity, etc., or for the fields or purposes which are prohibited from production or management by the state government.

Article 4 Interest Rate and Interest Calculation and Settlement

1.	Interest rate

With respect to the interest rate, the following Para. (2) shall apply:

(1)	Fixed interest rate. The interest rate shall be / % per annum and shall remain unchanged within the term of the Agreement.

(2)	Floating interest rate. The interest rate is subject to adjustment and repricing every / month(s) / one year(s) (“Repricing Period”) commencing from the date of actual drawdown (or the initial drawdown date if there is more than one drawdown). The next repricing period will commence from the repricing date, namely, the initial day of the next repricing period shall be the corresponding date of the month of repricing. Where there is no corresponding date of the month, the initial day shall be the last date of the month.

With respect to each drawdown:

∎ Floating interest rate of RMB loan (priced on the basis of the benchmark interest rate for loan as announced by the People’s Bank of China)

A.	The initial (from the date of actual drawdown to the expiry date of current repricing period) interest rate shall be the benchmark interest rate for 3-years loan as announced by the People’s Bank of China on the date of actual drawdown ☐ plus / ∎ minus 6%;

B.	On the repricing date, the interest rate shall be repriced according to the benchmark interest rate for loan of the same grade as announced by the People’s Bank of China on this day ☐ plus / ∎ minus 6 % and the repriced rate shall apply in current repricing period.

2.	Interest calculation

The interest shall be calculated from the date of actual drawdown made by the Borrower according to the actual amount of drawdown and utilization days.

Interest calculation formula: interest = principal × actual days × daily interest rate.

The calculation base of the daily interest rate shall be 360 days per annum. Calculation formula: daily interest rate = annual interest rate/360.

3.	Interest settlement method

The Borrower shall settle the interest by the following Method 1;

(1)	Quarterly settlement. Interest shall be settled on the twentieth day and paid on the twenty-first day of the last month of each quarter.

(2)	Monthly settlement. Interest shall be settled on the twentieth day and paid on the twenty-first day of every month.

Where the repayment date for the last installment of the loan principal does not coincide with the interest payment date, such repayment date shall be the interest payment date on which the Borrower shall pay up all interests payable.

4.	Penalty interest

(1)	Where the loan is overdue or is not used for purposes as agreed herein, penalty interest will be imposed on the part of loan overdue or used for other purposes at the penalty interest rate as agreed herein from the date on which the loan becomes overdue or is misappropriated, till both the principal and interests are paid up.

Where the loan is overdue and misappropriated at the same time, penalty interest will be imposed at a higher penalty interest rate.

(2)	Where the Borrower fails to pay the interest and penalty interest on time, the interest settlement method as agreed in Para. 3 herein shall apply, and compound interest will be calculated and collected at the penalty interest rate as agreed herein.

(3)	Penalty interest rate

∎ Penalty interest rate for floating rate loan

A.	Penalty interest rate shall be subject to repricing according to the repricing periods as agreed in Para. 1 herein from the day on which the loan becomes overdue or is misappropriated. The penalty interest rate repricing day shall be the corresponding day of the day on which the loan becomes overdue or is misappropriated in the reppricing month. Where there is no corresponding day, the last day of the month shall be the penalty interest rate repricing day.

B.	The penalty interest rate for overdue loan shall be 150 % of the basic penalty interest rate as determined in Item C herein, and that for misappropriated loan shall be 200 % of the basic penalty interest rate as determined in Item C herein.

C.	In the initial repricing period, the basic penalty interest rate shall be the interest rate for loan applicable in the current period of overdue or misappropriated loan. When each repricing period expires, the basic penalty interest rate of the next period shall be repriced on the repricing day by the method as agreed in Para. 1 herein.

Article 5 Drawdown Conditions

The Borrower can make utilization of the loan provided that:

1.	This Agreement and its annexes have become effective;

2.	The Borrower has provided guarantee as required by the Lender, and the guarantee contract has become effective and legal formalities regarding its approval, registration, or recording have been completed;

3.	The Borrower has provided the Lender with Borrower’s documents, receipts, specimen seal impressions, staff list, and specimen signatures in relation to conclusion and performance of this Agreement, and has completed related documents;

4.	The Borrower has opened an account required for performance of this Agreement as per the requirements of the Lender;

5.	The Borrower submitted written utilization requests and related proof documents regarding the purpose of loan to the Lender three (3) business days before the drawdown and handled related drawdown formalities;

6.	The Borrower has submitted the resolution and power of attorney of its board of directors and responsible departments for consenting to entering into and performance of this Agreement;

7.	The Borrower shall obtain the certificate of property ownership and properly handle property mortgage formalities, make sure that the Lender is the only mortgagee of the collateral, buy mortgage insurance and transfer insurance interest to the Lender, and obtain official collateral evaluation report by the end of 2017. The mortgage rate shall not be more than 50%;

8.	The Borrower shall properly provide joint liability guarantee of Beijing iQIYI Science & Technology Co., Ltd. and conclude a guarantee contract;

9.	The Borrower shall provide advertising agency service contracts or orders with authentic background for drawdown of loan and shall entrust the Lender to make payments trade by trade;

10.	The Borrower shall repay no less than RMB 10,000,000 in the first year, no less than RMB 10,000,000 in the second year, and RMB 279,000,000 in the third year. Principal shall be repaid biannually, namely, at least once every six months. Interests shall be paid on a quarterly basis;

11.	The Borrower shall undertake the following in writing:

(1)	During the existence of credit, the balance in the account that the Borrower opens at the Lender shall not be less than two times of the due interest payable of current period;

(2)	During the existence of credit, at least 30% of the settlement shall be carried out by the Lender;

(3)	Profits of the Borrower shall not be distributed before the loan is repaid to the Lender;

12.	After Baidu Group has given its reply regarding the overall loan scheme, where the amount or requirements given in the reply of the Borrower is inconsistent with such overall scheme, the stricter ones shall apply;

13.	During the life of loan, it shall be ensured that the credit conditions are no inferior to those of other banks;

14.	Other drawdown conditions as stipulated by laws and agreed between the Parties / .

Where the Borrower fails to meet the above drawdown conditions, the Lender has the right to reject the utilization requests of the Borrower, unless the Lender agrees to grant the loan.

Article 6 Drawdown Schedule and Methods

1.	The Borrower shall make drawdown of the loan at such time and by such method as provided in the following Para. 1:

(1)	Drawdown in lump sum on April 11 , 2017.

(2)	Drawdown within [ ] from .

(3)	Drawdown according to the following schedule:

Time	Amount
/	/
/	/
/	/

2.	Where the loan is not utilized beyond the schedule above, the Lender has the right to reject the utilization request made by the Borrower.

Article 7 Payment of Loan Capital

1.	Account for loan granting

The Borrower shall open an account as follows with the Lender for loan granting. Loan granting and payment shall be made through such account.

Name of the Account: Shanghai iQIYI Culture Media Co., Ltd.

Account No.:     ******

2.	Payment method of loan capital

(1)	Loan capital shall be paid according to laws and regulations, regulatory rules, and agreements herein. The loan capital payment method for each drawdown shall be confirmed in utilization request. Where the Lender deems the loan capital payment method chosen in the utilization request is non-conforming, it has the right to change the payment method or suspend granting and payment of loan capital.

(2)	The Lender makes payments under entrustment, namely, the Lender will pay the loan capital to counterparties of the Borrower for the purpose as agreed herein according to the utilization requests and payment orders. According to the rules of China Banking Regulatory Commission and internal administrative provisions of the Lender, loan capital payment that meets one of the following conditions shall be made by the Lender under entrustment:

A.	The Lender and the Borrower enter into a new credit relationship and the credit rating of the Borrower fails to meet the internal requirement of the Lender;

B.	The payee is specified (with a specific account) and the single drawdown is more than RMB 0 (excluding, for payment in foreign currency shall be translated according to the exchange rate of / as announced on the date of actual drawdown);

C.	Other circumstances as provided by the Lender or agreed with the lender: / .

(3)	The Borrower directly makes the payment, namely, the Lender deposits the loan capital in the account of the Borrower according to the utilization request made by the Borrower and the Borrower directly makes payments to its trading counterparties for purposes as agreed herein. Except for the circumstances under which entrusted payment by the Lender shall apply as agreed in the preceding paragraph, other loan capital can be directly paid by the Borrower.

(4)	Change of payment methods. Where there is any change of the Borrower’s payments and credit rating after the utilization request is submitted and the loan capital subject to direct payment meets the conditions as agreed in Item (2) of Para. 2, the loan capital payment method shall be changed. Where the payment method is changed or there is change of payment amount, payee, and purposes of loan under entrusted payment, the Borrower shall submit request change description in writing to the Lender and submit a new utilization request and related trading materials that prove the purpose of the capital.

3.	Specific requirements for entrusted payment of loan capital

(1)	Payment entrustment. Where the payments conform to the entrusted payment conditions of the Lender, the Borrower shall specifically entrust the Borrower to make the payment in the utilization request, that is, the Borrower authorizes and entrusts the Lender to directly deposit the loan capital in the bank account of the counterparty designated by the Borrower for the purpose as agreed herein after the loan deposit is deposited in the designated bank account of the Borrower, and the Borrower shall provide necessary payment information including the name of the payee, its bank account, and payment amount.

(2)	Provision of trading materials. Where the payments meets the conditions of entrusted payment of the Lender, the Borrower, at each drawdown, shall provide the Lender the payer’s account, account information of the counterparty, and the proof that this drawdown is made for the purpose as agreed herein. The Borrower shall warrant that all information provided to the Lender is authentic, complete, and effective. Where the Lender fails to timely fulfill its obligation of entrusted payment because the trading information provided by the Borrower is not authentic, accurate, or complete, the Lender will not assume any responsibilities and repayment obligations of the Borrower that have occurred hereunder will not be affected.

(3)	Fulfillment of entrusted payment obligation by the Lender

A.	Where payment is made by the Lender under entrustment, the Lender shall pay the loan capital to the counterparty of the Borrower through the Borrower’s bank account after the Borrower submits payment entrustment and related trade information and the Lender reviews the materials and gives consents.

B.	Where the Lender reviews and finds that the proof of purpose and related trade materials submitted by the Borrower do not conform to the agreement of this Agreement or are otherwise flawed, the Lender has the right to request the Borrower to supplement, replace, specify, or submit new materials. Before the Borrower submits trade information that the Lender deems conforming, the Lender has the right to refuse granting or payment of the loan capital.

C.	Where the loan capital is returned by the deposit bank of the counterparty and consequently the Lender fails to timely pay the loan capital to the Borrower’s counterparty according to its payment entrustment, the Lender will not assume any responsibility and repayment obligations of the Borrower that have occurred hereunder will not be affected. In respect of the amount returned by the deposit bank of the counterparty, the Borrower hereby authorize the Lender to freeze the amount. Under this circumstance, the Borrower shall submit the payment entrustment, proof of purpose, and related trade materials again.

(4)	The Borrower shall not avoid entrusted payment by the Lender by split-up method.

4.	When the loan capital is granted, the Borrower shall timely provide records of and information regarding the use of the loan capital upon the request of the Lender. The aforesaid materials to be provided includes but are not limited to / .

5.	Under any of the following circumstances, the Lender has the right to re-determine the conditions for loan granting and payment or suspend granting and payment of loan capital:

(1)	The Borrower breaches this Agreement and avoids entrusted payment by the Lender by split-up method;

(2)	The Borrower’s rating is downgraded or its main business is less profitable;

(3)	There is abnormality in use of loan capital;

(4)	The Borrower fails to timely provide loan capital use records and materials according to the requirements of the Lender;

(5)	The Borrower breaches the agreement herein and pays the loan capital.

Article 8 Repayment

1.	The Borrower shall designate the following account to be the returned fund account and all returned funds shall be deposited in this account. The Borrower shall timely provide the information of capital flows into and from this account. The Lender has the right to require that the Borrower explain abnormal flow of capital in large amount into and from the returned fund account and to supervise this account.

Name of Account: Shanghai iQIYI Culture Media Co., Ltd.

Account No.: ******

2.	Unless otherwise agreed between the Parties, the Lender shall repay the loan hereunder according to the repayment schedule as provided in Para. 2:

(1)	Repayment of loan principal hereunder in full amount at the expiry of the loan.

(2)	Repayment of loan hereunder according to the repayment schedule below:

Repayment time	Repayment amount
Sep-21-2017	¥ 5,000,000.00
Mar-21-2018	¥ 5,000,000.00
Sep-21-2018	¥ 5,000,000.00
Mar-21-2018	¥ 5,000,000.00
Sep-21-2018	¥ 5,000,000.00
Apr-10-2020	¥ 274,000,000.00

(3)	Other repayment schedule: / .

Where the Borrower needs to change the above repayment schedule, it shall apply to the Lender in writing     thirty (30)     business days before the maturity of the loan. Any change of the repayment schedule shall be made upon the written confirmation of both Parties.

3.	Unless otherwise agreed between the Parties, under the circumstance that the Borrower makes repayment of loan principal and interest in arrears, the Lender has the right to determine the sequence for repayment of principal and interests. Under the circumstance of repayment by installment, where there is more than one mature drawdown or overdue drawdown under this Agreement, the Lender has the right to determine the repayment sequence of the drawdown; where more than one loan contract entered into by and between the Borrower and the Lender becomes mature, the Lender has the right to determine the repayment sequence for the contracts fulfilled.

4.	Unless otherwise agreed between the Parties, the Borrower may repay the loan early but shall notify the Lender in writing ten (10) business days in advance. The amount of early repayment shall be used for repayment of the last mature loan first and repayment will be made in an inverted order.

The Lender has the right to calculate and collect the charge for trouble at 1% with respect to the early repayment.

5.	The Borrower shall repay the loan by the following method 1.

(1)	The Borrower shall deposit sufficient amount in the following repayment account no later than three (3) business days prior to the maturity of each drawdown principal and interest and the Lender has the right to actively deduct the principal and interest from the account on each maturity date.

Name of the repayment account: Shanghai iQIYI Culture Media Co., Ltd.

Account No.: ***

(2)	Other repayment methods as agreed between the Parties: / .

Article 9 Guarantee

1.	The loan hereunder shall be guaranteed by the following method:

This Agreement constitutes the master contract under the Guarantee Agreement, whose number is [2017] Bao Zi No. 004 and which is entered into by and between the Guarantor Beijing iQIYI Science & Technology Co., Ltd. and the Lender, and the Guarantor will provide the guarantee of maximum amount.

Shanghai iQIYI Culture Media Co., Ltd. will provide property mortgage guarantee, for which corresponding mortgage guarantee contract was entered into by the end of 2017.

2.	Where any event occurs to the Borrower or the Guarantor, which the Lender believes may affect their contractual capacity, the guarantee contract becomes ineffective, rescinded, or cancelled, the financial status of the Borrower or the Guarantor worsens or the Borrower or the Guarantor is involved in major litigation or arbitration cases, the Borrower’s or the Guarantor’s contractual capacity is affected by other reasons, the Guarantee breaches the guarantee contract or other contracts entered into between the Guarantor and the Lender, or the value of the collateral is reduced or lost because the collateral becomes depreciated, destroyed, lost, or seized, the Lender has the right to require and the Borrower is obliged to provide new collaterals and replace the guarantee to provide guarantee for the debt hereunder.

Article 10 Representations and Warranties

1.	The Borrower represents that:

(1)	The Borrower is legally incorporated and exists and has full capacity for civil conduct and disposing capacity required for entering into and performing this Agreement;

(2)	Execution and performance of this Agreement present the turn intention of the Borrower and the Borrower has obtained legal and effective authorization according to the requirements of its bylaws or other internal administration documents. Such execution and performance will not cause breach of any agreement, contract, or other legal documents binding on the Borrower; the Borrower has obtained or will obtain all approvals, permits, recording, or registration required for entering into and performing this Agreement;

(3)	All documents, financial statements, invoices, and other materials that the Borrower provides to the Lender hereunder are authentic, complete, accurate, and effective;

(4)	The trade background based on which the Borrower applies to the Lender for additional businesses is authentic and legal and is not used for illegal purposes such as money laundry;

(5)	The Borrower withholds from the Lender the events that may affect the Borrower’s and the Guarantor’s financial status and contractual capacity;

(6)	The Borrower and its projects meet national standards for environmental protection and are not heavy energy-consuming enterprises and projects with serious pollution problems but insufficient rectifications as announced and determined by the competent government authority.

(7)	Other representations made by the Borrower: / .

2.	The Borrower warrants that:

(1)	The Borrower, as required by the Lender, will regularly or timely submit its financial statements (including but not limited to annual reports, quarterly reports, and monthly reports) and other related materials to the Lender; if the sales revenue or net profit of the current year is 10% lower than that of the previous year year-on-year, the Lender has the right to suspend the credit granting; if the sales revenue or net profit is 20% lower, the Lender has the right to reclaim the credit early.

(2)	If the Borrower has entered or will enter into a counter guarantee agreement or like agreements with the Guarantee hereunder with respect to its guarantee obligations, such agreements will not cause prejudice to any right of the Lender hereunder;

(3)	The Borrower will be subject to the credit inspection and supervision of the Lender and provide sufficient assistance and cooperation; where direct payment is made by the Borrower, the Borrower shall regularly summarize and report loan capital payment and usage as required by the Lender. The specific report time shall be: / ;

(4)	Where the Lender is consolidated or divided, decreases its capital, transfers its equity, invests in other companies, substantially increases its debt financing, transfers major assets and creditor’s right, or have other matters that have adverse impact on the debt paying ability of the Borrower, the Borrower shall obtain written consent from the Lender in advance;

Under the following circumstances, the Borrower shall timely notify the Lender:

A.	Change of the bylaws, scopes of businesses, registered capitals, and legal representatives of the Borrower or the Guarantor;

B.	Change of the modes of operation, including joint operation in any form, joint venture with foreign investors, cooperation, contracted management, reorganization, restructuring, and IPO;

C.	Involvement in major lawsuit or arbitration case, seizure, retention, or custody of properties or collaterals; or placement of new encumbrance on the collaterals;

D.	Close-down, dissolution, liquidation, winding-up, revocation or withdrawal of business license, or petition for bankruptcy;

E.	Shareholders, directors, and senior management in service being suspected of being involved in major cases or economic disputes;

F.	The Borrower’s breach of other agreements hereunder;

G.	Operation difficulties and worsening of financial status;

(5)	The Borrower’s repayment of loan to the Lender takes precedence over the borrowing made by the shareholders of the Borrower but shall not be inferior to like debts to other creditors;

(6)	The Borrower shall not distribute dividends or bonus to shareholders in any form from the effectiveness of this Agreement to full repayment of the principal and related expenses of the loan hereunder;

(7)	The Borrower shall not dispose its assets in any means that may compromise its debt paying ability. It covenants that the total amount of guarantee it provides to others shall not be higher than / times of its own net assets and the total amount of guarantee provided to other companies and the amount of single guarantee shall not exceed the limits provided in the bylaw;

(8)	Except for the purposes as agreed herein or consented by the Lender, the Borrower shall not transfer the loan capital hereunder to the account of same name or the account of its affiliates.

Where the Borrower transfers loan capital to another account of the Borrower or the account of its affiliates, the Borrower shall provide corresponding proof materials;

(9)	The Lender has the right to reclaim the loan early according to the returned funds of the Borrower;

(10)	During the credit period, the actual controlling position of Baidu Holdings Limited remains the same. As soon as there is any change to such position, the credit granted by the Lender will be suspended and the Lender has the right to announce immediate maturity of the existing loan.

(11)	Other covenants made by the Borrower: / .

Article 11 Disclosure of Related-party Transactions inside the Parent Group of the Borrower

The Parties agree that the following Paragraph 2 shall apply:

1.	The Borrower is not a group client as defined by the Lender according to Guidelines on Management of Risks of Credits Granted by Commercial Banks to Group Clients (“Guidelines”).

2.	The Borrower is a group client as defined by the Lender according to Guidelines on Management of Risks of Credits Granted by Commercial Banks to Group Clients (“Guidelines”). The Borrower shall timely report related-party transactions whose amounts are more than 10% of its net assets to the Lender, including the association relations of all parties to the transaction, items and nature of the transaction, amount or corresponding proportion of the transaction, and pricing policy (including transactions with no value or only nominal value).

Under any of the following circumstances, the Lender has the right to unilaterally suspend payment of unused loan to the Borrower and early reclaim a part or all of the principal and interest of the loan: the Borrower applies to the bank for discount or pledge with false contracts entered into with its affiliates and creditor’s rights including notes receivable and accounts receivable without actual trade background, to obtain bank financing or credit; the Borrower has major merger, acquisition, or reorganization that the Lender may deem to have adverse impact on loan safety; the Borrower intentionally avoid bank loan through related-party transactions; and the Borrower has other circumstances as provided in Article 18 of the Guidelines.

Article 12 Events of Default and Handling

Any of the following events will constitute or be deemed as a breach of the contract by the Borrower:

1.	The Borrower fails to fulfill its obligation to repay and pay up the Lender as agreed herein;

2.	The Borrower fails to utilize the loan capital by the methods agree herein or use the loan capital granted for purposes agreed herein;

3.	Representations made by the Borrower in this Agreement are not faithful or violate the covenants it makes herein;

4.	The Lender deems that the financial status and contractual capacity of the Borrower or the Guarantor may be affected under the circumstances as provided in Item (4) Para. 2 of Article 10 hereof but the Borrower does not provide new guarantee or replace the Guarantor;

5.	The credit status of the Borrower is downgraded or financial indicators of the Borrower, including profitability, debt paying ability, operation capacity, and cash flow, deteriorate beyond the constraints or other financial agreements as agreed herein;

6.	The Borrower breaches other contracts entered into with the Lender or other organs of Bank of China Limited; the Borrower breaches the credit facility contracts entered into with other financial institutes;

7.	The Guarantor breaches the agreements under the guarantee contract or breaches the agreements under other contracts entered into with the Lender or other organs of Bank of China Limited;

8.	The Borrower closes down or is dissolved, cancelled, or bankrupt;

9.	The Borrower is involved or may be involved in major economic disputes, lawsuits, or arbitration, its assets are seized, detained, or enforced against, or it is subject to investigation or penalty by the judiciary authority or administrative authorities including tax bureau and industry and commerce administrations, which have or may affect the Borrower’s performance of its obligations hereunder;

10.	There are abnormal changes to major investors and key executives of the Borrower or they are lost or under investigation or held in custody by the judiciary authorities, which have affected or may affect the Borrower’s performance of obligations hereunder;

11.	The Lender finds existence of situations that may affect the financial status and contractual capacity of the Borrower or the Guarantor during its annual (namely every anniversary of the Agreement) review of the Borrower’s financial status and contractual capacity;

12.	There is abnormal capital flow in large amount into or from the designated returned fund account and the Borrower fails to provide explanations acceptable to the Lender;

13.	The Borrower breaches other agreements herein regarding the rights and obligations of the parties hereto.

In the case of the aforesaid events of default, the Lender has the right to separately or simultaneously take the following actions depending on the specific circumstances:

1.	Request the Borrower and the Guarantor to redress the breach within given period of time;

2.	Reduce, suspend or cancel, or terminate a part of all of the loan granted to the Borrower;

3.	Suspend or stop acceptance of all or a part of the Borrower’s utilization requests under this Agreement or other contracts between the Borrower and the Lender; for the loan amount yet to be granted and trade financing yet to be handled, fully or partially suspend or cancel, or terminate loan granting and payment and procedure handling;

4.	Declare immediate maturity of all or a part of principals and interests and other amounts payable of outstanding loans/trade financing items under this Agreement or other contracts between the Borrower and the Lender;

5.	Terminate or rescind this Agreement and fully or partially terminate or rescind other contracts between the Borrower and the Lender;

6.	Claim indemnity for losses incurred to the Lender by breach of the Agreement against the Borrower, including but not limited to litigation fees, attorney’s fees, notary fees, execution fees, and other expense losses incurred for realization of claims;

7.	Deduct the balance from the accounts that the Borrower opens with the Lender and other branches of Bank of China Limited for repayment of all or a part of the loan that the Borrower borrows from the Lender hereunder. Immature amounts in the accounts will be deemed mature early. Where the currency of the account is different from the business settlement currency of the Lender, the amount will be translated at the applicable exchange quotation of the Lender at the time of deduction.

8.	Exercise security interest;

9.	Request the Guarantor to assume guarantee liability;

10.	Other actions that the Lender deems necessary and feasible.

Article 13 Reservation of Rights

One Party’s failure to exercise a part of or all rights hereunder or request the other Party to fulfill or undertake a part of or all obligations and responsibilities does not constitute waiver of such rights or exemption from such obligations and responsibilities.

One Party’s tolerance for, extension of, or forbearance of the other Party’s exercise of rights hereunder will not affect any right to which one Party it entitled according to this Agreement, laws, and regulations or be deemed its waiver of such rights.

Article 14 Modifications, Amendments, and Termination

This Agreement shall be subject to modifications or amendments in writing upon the consensus of the Parties and any modification or amendment shall constitute an integral part of this Agreement.

Unless otherwise stipulated by laws and regulations or agreed between the Parties, this Agreement shall not terminate until all rights and obligations hereunder are fulfilled.

Unless otherwise stipulated by laws and regulations or agreed between the Parties, ineffectiveness of any provision of this Agreement will not affect the legal effect of other provisions herein.

Article 14 Applicable Laws and Dispute Resolution

This Agreement is governed by laws of the People’s Republic of China.

When this Agreement becomes effective, all disputes arising out of, or relating to, entering into and performance of this Agreement shall be settled by the Parties through consultation. Where such consultation fails, any Party may resolve the dispute by the following Method 2:

1.	To submit the dispute to / Arbitration Committee for arbitration according to the arbitration rules effective at the time of application, and the place of arbitration shall be / .

2.	To bring the dispute before the people’s court of the place where the Lender or other branches of Bank of China Limited exercising rights and obligations under this Agreement or individual agreements is domiciled.

3.	To bring the dispute before the people’s court that has jurisdiction over the dispute.

During the resolution of dispute, if such dispute does not affect performance of other provisions herein, such provisions will continue to be performed.

Article 16 Annexes

The following annex and other annexes upon the mutual recognition of the Parties will constitute an integral part of this Agreement and shall have the same legal effect as this Agreement.

1.	Utilization request (format);

Article 17 Miscellaneous

1.	Without the written consent of the Lender, the Borrower shall not transfer any right or obligation hereunder to a third person.

2.	Where the Lender needs to entrust other branches of Bank of China Limited to fulfill its rights and obligations hereunder or hand over the loan business hereunder to other branches of Bank of China Limited because of business needs, the Borrower hereby accept such entrustment or handover. Other branches of Bank of China Limited authorized by the Lender or other branches of Bank of China Limited taking over the loan business hereunder have the right to exercise all rights hereunder and to bring any dispute hereunder before the court, submit it to an arbitration committee for arbitration, or apply for enforcement in the name of such branches.

3.	Without prejudice to other agreements herein, this Agreement is binding on the Parties and their respective successors and assignees appointed according to law.

4.	Unless otherwise agreed, the domiciles designated by the Parties herein will serve as the correspondence addresses and the Parties undertake to timely notify each other in writing of any change of such correspondence addresses.

5.	Transactions hereunder are conducted based on separate interests of the Parties. If other parties to the transactions constitute affiliates or related persons of the Lender according to applicable laws, regulations, and regulatory requirements, all parties will not seek utilization of such association relation to affect fairness of such transactions.

6.	Headings and business names used herein are for the convenience of reference only and shall not be used for interpretation of the provisions or rights and obligations of the parties concerned.

7.	The Lender, according to applicable laws and regulations and regulatory rules, has the right to provide the information relating to this Agreement and other information relating to the Borrower to the credit reference system of the People’s Republic of China and other credit information databases established according to laws, for legal inquiry and use of competent institutions or individuals. The Lender also has the right to inquire the information relating to the Borrower through the credit reference system of the People’s Republic of China and other credit information databases established according to laws.

8.	Where the drawdown dates and repayment dates coincide with statutory holidays, the drawdown or repayment will be postponed to the first business day after the holiday.

9.	Where the Lender fails to perform this Agreement or fulfill its obligations as agree in this Agreement according to the changes of applicable laws and regulations and regulatory rules or requirements of the regulatory authority, the Lender has the right to terminate or perform this Agreement and individual agreements hereunder according to such changes applicable laws and regulations and regulatory rules or requirements of the regulatory authority. Where this Agreement is terminated or changed for the aforesaid reasons and the Lender is unable to perform this Agreement or fulfill its obligations as agreed herein, the Lender shall be exempted from its responsibilities.

Article 18 Effectiveness of this Agreement

This Agreement shall become effective on the date of signature and affixation of official seals by the legal representatives (persons in charge) or their authorized signatories of the Borrower and the Lender.

This Agreement is made in three counterparts, with the Borrower holding one counterpart and the Lender holding two counterparts. All counterparts shall have the same legal effect.

Borrower: Shanghai iQIYI Culture Media Co., Ltd.

[Company seal is affixed]

Authorized Signatory:	/s/ Yu Gong

Date: April 10, 2017

Lender: Bank of China Limited Shanghai Jing’an Branch

[Company seal is affixed]

Authorized Signatory:	/s/ Zuyuan Weng

Date: April 10, 2017